March 9, 1999



Attn: Asset-Backed Securities Trust Services Group - CMAC, Series 1998-C1 LaSalle National Bank
135 South LaSalle Street
Suite 1625
Chicago, IL  60674-4107



    Commercial Mortgage Acceptance Corp., Commercial Mortgage
                           Pass-Through Certificates
                                 Series 1998-C1


                              OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the Servicer's performance of its obligations under the PSA for the current calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the Servicer has fulfilled its obligations under the PSA throughout such period; (iii) to the best of the undersigned's knowledge, the sub-servicer, if any, has fulfilled its obligations under its sub-servicing agreement in all material respects; and (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the Code.



                              /s/ Charles J. Sipple              3/9/99
                              -------------------------------------------------
                              Charles J. Sipple                   Date
                              Senior Vice President



                              /s/ Paula J. Mickelson             3/9/99
                              --------------------------------------------------
                              Paula J. Mickelson                  Date
                              Vice President


cc:   Please see attached page



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Officer's Certificate
March 9, 1999
Page 2


cc:   Attn:  Commercial Mortgage Surveillance Manager
      Standard & Poor's Ratings Services
      25 Broadway
      New York, NY  10004-0000

      Attn:  Commercial MBS Monitoring Dept.
      Moody's Investors Service, Inc.
      99 Church Street
      New York, NY 10007-0000